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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Vistana, Inc. and Combined Affiliates:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Combined Historical Financial Information of the Company" and "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

Orlando, Florida

October 23, 1997